                                  EXHIBIT 24.5

                                POWER OF ATTORNEY


         KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly, or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf to sign the Registration Statement on Form S-1 of PROFESSIONAL VETERINARY PRODUCTS, LTD., and any amendment or supplement thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the registration of the common stock of Professional Veterinary Products, Ltd., and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

         IN WITNESS WHEREOF, I have hereunto set my hand this 12th day of July, 1999.


                                            /s/ Wayne Rychnovsky
                                            --------------------


STATE OF IOWA                         )
                                      )     ss.
COUNTY OF ADAMS                       )


         On this 12th day of July, 1999, before me, a Notary Public qualified for said County, personally came Wayne Rychnovsky, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.



                                            /s/ Judy K. Antisdel
                                            --------------------
                                            Notary Public
                                            My commission expires: 4/13/01